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                                                                    EXHIBIT 3.27

                            ARTICLES OF INCORPORATION
                                       OF
                     NATIONAL HEALTHCARE TECHNOLOGIES, INC.

     The undersigned incorporator or incorporators, desiring to form a corporation, (hereinafter referred to as the "Corporation"), pursuant to the provisions of the Indiana Business Corporation Law, Indiana Code Section 23-1-17, et seq., (such act, as amended from time to time, and its successors are hereinafter referred to as the "Act"), execute the following Articles of Incorporation.

                                   ARTICLE I

                                      Name

     The name of the Corporation is:

                     NATIONAL HEALTHCARE TECHNOLOGIES, INC.

                                   ARTICLE II

                               Purposes and Powers

     1. The purpose for which the Corporation is formed is to transact any and all lawful business for which corporations may be incorporated under the Act.

     2. Subject to any limitation or restriction imposed by the Act, any other law, or any provisions of these Articles of Incorporation, the Corporation shall have:

     (a) the same capacity to act as possessed by natural persons and to do everything necessary, advisable or convenient for the accomplishment of any of the purposes hereinbefore set forth, or which shall at any time appear conducive to or expedient for the protection or benefit of the Corporation, and to do all other things incidental thereto or connected therewith which are not forbidden by law;

     (b) the power to carry out the purposes hereinbefore set forth in any state, territory, district or possession of the United States, or in any foreign country, to the extent that such purposes are not forbidden by the law of any such state, territory, district or possession of the United States or by any such foreign country; and,

     (c) the power to have, exercise and enjoy in furtherance of the purposes hereinbefore set forth all the general rights, privileges and powers granted to corporations by the Act, and by the common law.



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                                   ARTICLE III

                     Registered Office and Registered Agent

     Section 1.  Registered Office.

     The street address of the registered office of the Corporation located in Indiana is: 8770 Guion Road, Suite C, Indianapolis, Indiana 46268.

     Section 2.  Registered Agent.

     The name of the Registered Agent whose business office is identical with the registered office is: Kenneth D. Bush.

                                   ARTICLE IV

                                Terms of Shares

     Section 1.  Number.

     The total number of shares which the Corporation has authority to issue is one thousand (1,000).

     Section 2.  Designation of Classes.

     All the authorized shares of the Corporation shall be of one class only and be designated common stock. The common stock of the Corporation shall in all respects entitle the holder to the same rights and preferences, and subject the holder to the same qualifications, limitations and restrictions as all other shareholders of common stock.

     Section 3.  Issuance and Consideration.

     The common stock may be issued for such an amount of consideration as may be fixed from time to time by the board of directors.

     Section 4.  Voting Rights.

     Subject to any specific restrictions imposed by the Act, at all times each holder of a share of common stock shall be entitled to cast one vote for each share of such stock standing in the shareholder's name on the Corporation's books on the specified record date on each matter upon which the shareholder is entitled to vote. At any meeting of shareholders, the holders of a majority of the shares entitled by these Articles of Incorporation to be voted on the business to be transacted at such meeting, represented thereat in person or by proxy, shall constitute a quorum. At any meeting of the shareholders at which a quorum is present, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing, unless a greater affirmative vote is required by the Act or these Articles of Incorporation. Notwithstanding the foregoing




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provisions the following actions require the affirmative vote of a majority of the issued and outstanding shares entitled to vote on the proposed action:

     (a) authorization by the shareholders of indemnification and advances for expenses (Indiana Code Section 23-1-37-15);

     (b) amendments to the Articles of Incorporation which would give rise to dissenters' rights [Indiana Code Section 23-1-38-3(e)(1)], unless the board of directors acting pursuant to Indiana Code Section 23-1-38-3(c) requires a greater vote;

     (c) adoption of a plan of merger or share exchange [Indiana Code Section 23-1-40-3(e)], unless the board of directors acting pursuant to Indiana Code Section 23-1-40-3(c) requires a greater vote;

     (d) sale, lease, exchange or other disposition of all or substantially all of the corporate property other than in the usual and regular course of business [Indiana Code 23-1-41-2(e)], unless the board of directors acting pursuant to Indiana Code Section 23-1-41-2(c) requires a greater vote; and,

     (e) voluntary dissolution of the Corporation [Indiana Code Section 23-1-45-2-(e)], unless the board of directors acting pursuant to Indiana Code Section 23-1-45-2(c) requires a greater vote.

Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at which a quorum is present.

     Section 5.  Dividends.

     The board of directors shall have the power to declare and pay dividends on the outstanding shares of common stock to the extent permitted by the Act.

     Section 6.  Dissolution.

     In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of the shares of the common stock of the Corporation shall be entitled, after due payment or provision for payment of the debts and other liabilities of the Corporation, to share ratably in the remaining net assets of the Corporation.

     Section 7.  No Preemptive Rights.

     Shareholders shall have no preemptive rights to subscribe to or purchase any shares of common stock or other securities of the Corporation.
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                                   ARTICLE V

                                  Director(s)
     Section 1.  Number.

     The initial board of directors is composed of three (3) members. The number of directors shall be specified by, or fixed in accordance with, from time to time, the Bylaws of the Corporation. In the absence of a bylaw specifying or fixing the number of directors, the number shall be the number specified herein for the initial board of directors. The bylaws may provide for staggering the terms of the directors.

     Section 2.  Names and Post Office Addresses of the Directors.     The names
and post office addresses of the initial board of directors of the Corporation are:

     Kenneth D. Bush, 110 N. Jackson Court,
     Greenwood, Indiana 46142

     Richard J. Goodall, 7940 Castle Pines Avenue,
     Las Vegas, Nevada 89113

     Michael A. Shure, 8204 Crow Valley Lane,
     Las Vegas, Nevada 89113

     Section 3. Direction of Purpose and Exercise of Powers.

     The board of directors, subject to any specific limitations or restrictions imposed by the Act or these Articles of Incorporation, shall direct the carrying out of the purpose and exercise the powers of the Corporation, without previous authorization or subsequent approval by the shareholders of the Corporation.

                                   ARTICLE VI

                                  Incorporator

     The name and post office address of the incorporator of the Corporation is:

     Richard C. Kraege, Attorney at Law, 8888 Keystone
     Crossing, Suite 333, Indianapolis, Indiana 46240.

                                  ARTICLE VII

                      Provision for Regulation of Business
                     and Conduct of Affairs of Corporation

     Section 1. Indemnification.

     (a) Every person who is or was a director of the Corporation (as defined in Indiana Code Section 23-1-37-2) shall be



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         indemnified by the Corporation against all liability and reasonable expenses (as such terms are defined in Indiana Code Sections 23-1-37-3 and 4) incurred by such person in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, because such person is or was a director of the Corporation, provided that such person is determined in the manner specified in Indiana Code Section 23-1-37-12 to have met the standard of conduct specified in Indiana Code Section 23-1-37-8. Subject to the requirements of Indiana Code Section 23-1-37-10, the Corporation shall advance to such person the reasonable expenses incurred by him or her in connection with any such action, suit or proceeding. Upon demand for indemnification or advancement of expenses, as the case may be, the Corporation shall proceed as provided in Indiana Code Section 23-1-37-12 to determine whether such person is entitled thereto. Every person who is or was an officer of the Corporation shall be indemnified, and shall be entitled to an advancement of expenses, to the same extent as if such person were a director.

     (b) If the Corporation indemnifies or advances expenses to a director in connection with a proceeding by or in the right of the Corporation, the Corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting, as provided in Indiana Code Section 23-1-53-2(a).

     (c) Nothing contained in this Section 1 shall limit or preclude the exercise of any right provided under the Act, these Articles of Incorporation, the Corporation's bylaws, any general or specific action of the board of directors or the shareholders of the Corporation, or any contract relating to indemnification of or the advancement of expenses to any director, officer, employee or agent of the Corporation, or the ability of the Corporation to otherwise indemnify or advance expenses to any director, officer, employee or agent.

     Section 2.  Conflict of Interest Transaction.

     A conflict of interest transaction, as defined in Indiana Code Section 23-1-35-2(a), is not voidable by the Corporation provided the conflict of interest transaction satisfies the provisions specified in Indiana Code Section 23-1-35-2.

     Section 3. Code of Bylaws.

     The board of directors of the Corporation shall have the power, without the assent or vote of the shareholders, to make, alter, amend or repeal the Code of Bylaws of the Corporation.




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     Section 4.  Amendments of Articles of Incorporation.

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation or in any amendment hereto, or to add any provision to the articles of incorporation or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of the Act, or by the provisions of any other applicable statute of the state of Indiana; and all rights conferred upon shareholders in the Articles of Incorporation or any amendment hereto are granted subject to this reservation.

     IN WITNESS WHEREOF, the undersigned, being the incorporator(s) designated herein, execute these Articles of Incorporation, this 3rd day of September, 1992, and affirm under penalties of perjury that the statements contained herein are true.


                                  /s/ Richard C. Kraege
                                  ---------------------------------
                                      Richard C. Kraege


STATE OF INDIANA )
                 ) SS:
COUNTY OF MARION )

     Before me, a Notary Public in and for said County and State, personally appeared Richard C. Kraege, who acknowledged the execution of the foregoing, and who, having been duly sworn, stated that any representations therein contained are true.

     WITNESS MY HAND AND NOTARIAL SEAL, this 3rd day of September, 1992.

                                  /s/ Tina A. Mattingly
                                  ----------------------------
                                  Notary Public
                                  Printed:  Tina A. Mattingly
                                          ---------------------
                                  County of Residence:  Marion
                                                      ---------

My Commission Expires:
  11-6-93
--------------------

(SEAL)




This instrument prepared by: Richard C. Kraege, Attorney at Law, 8888 Keystone Crossing, Suite 333, Indianapolis, Indiana 46240; 317/843-2606.